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                                                                   EXHIBIT 10.13

                                 PROMISSORY NOTE

                                                            SAN JOSE, CALIFORNIA

NOT TO EXCEED $1,000,000.00                               OCTOBER 27, 2003

         FOR VALUE RECEIVED, the undersigned, BACKWEB TECHNOLOGIES INC., A DELAWARE CORPORATION ("Maker"), unconditionally promises to pay to CA-GATEWAY OFFICE LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP ("Payee", which term shall mean the holder, from time to time, of this Note), a principal sum determined in accordance with the terms hereof but not to exceed ONE MILLION DOLLARS ($1,000,000.00). Maker shall pay the then current outstanding principal amount (as determined in accordance with Section 10 of this Note) to Payee on or before any date due as provided herein (each a "Maturity Date"). Each such payment shall be made by good and lawful check or money order payable to EQUITY OFFICE PROPERTIES, and shall be delivered on or before the close of business to CA-GATEWAY OFFICE LIMITED PARTNERSHIP, P.O. Box 45587, Dept. 13472, San Francisco, CA 94145-0587, or such other party or place as Payee may designate by written notice to Maker. None of the sums due hereunder shall be subject to any claim or offset of any kind or nature whatsoever. The principal owing under this Note that is not paid when due shall bear interest ("Default Interest") at the lesser of 18% per annum or the highest rate permitted by law. All Default Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. Payee may transfer this Note, in part or in whole to any party designated by Payee by written notice to Maker.

1. PERMISSIBLE PREPAYMENTS. The principal amount of this Note may at any time and from time to time be prepaid in whole or in part, together with interest accrued thereon to the date of such prepayment, without premium or penalty, at the place of payment designated above. Partial prepayments shall not delay any Maturity Date.

2. DEFAULT. At the option of Payee, the then-current outstanding but unpaid principal amount balance of this Note (as determined in accordance with Section 10 of this Note), including all accrued but unpaid interest and accrued but unpaid Default Interest, shall become immediately due and payable, without notice or demand, upon the occurrence at any time of any of the following:

         a. failure to pay any amounts due pursuant to the terms hereof when due; or

         b. failure to pay the outstanding balance due hereunder, together with accrued but unpaid interest and accrued but unpaid Default Interest, if any, thereon, upon any Maturity Date, whether by acceleration or otherwise; or

         c. Maker shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Maker shall admit in writing its inability to pay its debts as they become due; or

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         d.       Maker shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Maker shall be adjudged bankrupt or insolvent in proceedings filed against Maker; or a petition or answer proposing the adjudication of Maker as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

         e. a receiver or trustee shall be appointed for all or substantially all of the assets of Maker in any proceeding brought by or against Maker and shall not be discharged within 60 days after such appointment; or

         f. failure to pay when due any payment of Rent or other amounts due under certain office lease dated December 23, 1998 (the "Original Lease") by and between Maker and Payee, which Original Lease has been previously amended by that certain 1st Amendment to Lease - Expansion dated as of May 12, 2000 (the "First Amendment") and by that certain 2nd Amendment to Lease
                  - Expansion dated as of November 7, 2000 (the "Second Amendment"), and by that certain Third Amendment of even date herewith (the "Third Amendment", and together with the Original Lease, the First Amendment and the Second Amendment, collectively, the "Lease") for approximately 17,569 rentable square feet in the building commonly known as Gateway Office IIB located at 2077 Gateway Place, San Jose, California; or

         g.       Intentionally omitted.

         The remedies of Payee as provided herein, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur. The failure at any time to exercise any right or remedy shall not constitute a waiver of the right to exercise the right or remedy at any other time.

3. ENFORCEMENT COSTS. If this Note is placed in the hands of an attorney for collection or is collected through any legal proceeding, or if Payee incurs any costs or expenses in enforcing its rights hereunder, the Maker promises to pay expenses, court costs and reasonable attorneys' fees, incurred in connection with such matter, and in addition to all such costs and expenses, interest thereon from the date of such demand until paid at the Default Interest rate.

4. WAIVER. Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind are hereby waived by Maker. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by Maker. The Maker agrees that the time of payment of

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         principal or interest on this Note may be extended, without in any way altering, releasing, affecting or limiting the liability of Maker hereunder. Maker acknowledges that the provisions of California Civil Code Section 2924(i) are not applicable to this Note and expressly waives any rights thereunder.

5. NOTICES. Any notice desired to be given to any other party hereunder shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day commercial courier service at the party's respective notice address(es) below. Each notice shall be deemed to have been received or given on the earlier to occur of (i) actual delivery or the date on which delivery is refused, if delivered by hand delivery, (ii) three
         (3) days after notice is deposited in the U.S. mail, if delivered via certified mail, or (iii) one (1) business day after deposit with a commercial courier service. Either party may, at any time, change its notice address (other than to a P.O. Box) by giving the other party at least 10 days advance written notice of the new address in the manner described in this Section.

         Payee's address for notices is:

         CA-GATEWAY OFFICE LIMITED PARTNERSHIP
         c/o Equity Office Properties
         1740 Technology Drive, Suite 150
         San Jose, CA 95110
         Attention:  Building Manager

         With a copy to:

         Equity Office Properties Trust
         Two North Riverside Plaza
         Suite 2100
         Chicago, Illinois 60606
         Attention: Regional Counsel - San Jose Region

         Maker's address for notices is:

         Backweb Technologies Inc.
         2077 Gateway Place
         Suite 500
         San Jose, California 95110
         Attention: Finance Department

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6.       GUARANTY. As security for the payment of the monies owing under this
         Note, Maker has delivered or has caused to be delivered to Payee a Guaranty (the "Guaranty") entered into by Guarantor (as defined in Section 10.a below) for the benefit of Payee, which Guaranty secures Maker's performance hereunder.

7. TRIAL BY JURY WAIVER. TO THE EXTENT PERMITTED BY LAW, EACH OF MAKER AND PAYEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF MAKER AND PAYEE WITH RESPECT TO THIS NOTE OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF MAKER AND PAYEE HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.       MISCELLANEOUS.

         a. No single or partial exercise of any power hereunder or under the Lease or any other agreement pertaining to the principal and interest due hereunder and/or any Base Rent or Additional Rent or Cash Consideration due under the Lease shall preclude other or further exercise thereof or the exercise of any other power or right. No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. All remedies of Payee shall be cumulative and concurrent, and may be pursued singularly, successively or concurrent, at the option of Payee.

         b. Time is of the essence with respect to the performance of the obligations of Maker under this Note.

         c. The undersigned, if there be more than one, shall be jointly and severally liable hereunder, and for purposes of such several liability the word "undersigned" or "Maker" wherever used herein shall be construed to refer to each of the undersigned parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments, and this Note shall not be revoked or impaired as to any of such parties by the death of another party or by revocation or release of any obligations hereunder of any other party. The term "Maker" shall also include the heirs, successors and assigns of the original named Maker hereunder.

         d. This Note shall be governed by and construed in accordance with the internal laws of the state where this Note was executed and delivered. For

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                  the purpose solely of litigating any dispute under this Note, the Maker submits to the jurisdiction of the courts of said state. The parties acknowledge and agree this Note was executed and delivered in the State of California.

         e. Any provision of this Note which is unenforceable, invalid or contrary to law, or the inclusion of which would affect the validity, legality or enforcement of this Note, shall be of no effect, and in such case, all the remaining terms and provisions of this Note shall subsist and be fully effective according to the terms of this Note the same as though any such unenforceable, invalid or contrary provision had never been included herein.

         f. All payments received on account of the indebtedness evidenced by this Note shall be applied to principal, interest, Default Interest and any costs and expenses owing to Payee as a result of this Note, in whatever order, combination and amounts as Payee, in its sole and absolute discretion, decides.

         g. This Note, and the terms and provisions hereof, shall be binding upon the Maker and each Maker's heirs, executors, personal representatives, successors, administrators, and assigns, and shall inure to the benefit of any holder hereof. Payee has the right to sell, assign, pledge, hypothecate or negotiate this Note, and all Payee's rights hereunder, to any person or entity without notice to or consent of any Maker.

         h. All amounts due hereunder shall be paid without deduction, set off or counterclaim, Maker expressly waiving any such rights to deduction, set off or counterclaim.

         i. Each signatory of this Note represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

         j. Upon receipt by Maker of written notice from Payee of the loss, theft, destruction or mutilation of this Note, Maker will execute and deliver to Payee, in lieu thereof, a replacement note in identical form to this Note and dated as of the date of this Note. Upon delivery to Payee of such replacement note, all references in the Security Documents to this Note shall be deemed to be references to such replacement note.

         k. ALL AGREEMENTS BETWEEN MAKER AND PAYEE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER WRITTEN OR ORAL, ARE HEREBY EXPRESSLY LIMITED SO THAT IN NO CONTINGENCY OR EVENT WHATSOEVER, WHETHER BY REASON OF ACCELERATION OF THE MATURITY OF THIS NOTE OR OTHERWISE, SHALL THE AMOUNT PAID OR AGREED TO BE

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                  PAID TO PAYEE OR THE HOLDER OF THIS NOTE FOR THE USE,
                  FORBEARANCE OR DETENTION OF THE MONEY LOANED PURSUANT HERETO OR OTHERWISE, OR FOR THE PAYMENT OR PERFORMANCE OF ANY COVENANT OR OBLIGATION CONTAINED HEREIN OR IN ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, EXCEED THE MAXIMUM AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY CIRCUMSTANCE OR CONTINGENCY WHATSOEVER, FULFILLMENT OF ANY PROVISION HEREOF OR OF ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, AT THE TIME PERFORMANCE OF SUCH PROVISION SHALL BE DUE, SHALL INVOLVE TRANSCENDING THE LIMIT OF VALIDITY PRESCRIBED BY LAW, THEN, IPSO FACTO, THE OBLIGATION TO BE FULFILLED SHALL BE REDUCED TO THE LIMIT OF SUCH VALIDITY, AND IF FROM ANY SUCH CIRCUMSTANCE OR CONTINGENCY PAYEE SHALL EVER RECEIVE AS INTEREST OR OTHERWISE AN AMOUNT WHICH WOULD EXCEED THE MAXIMUM RATE OF INTEREST PERMITTED BY APPLICABLE LAW, THE AMOUNT OF SUCH EXCESS SHALL BE APPLIED TO A REDUCTION OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, AND NOT TO THE PAYMENT OF INTEREST, AND IF SUCH EXCESSIVE INTEREST EXCEEDS SUCH INDEBTEDNESS, THE AMOUNT OF SUCH EXCESSIVE INTEREST SHALL BE REFUNDED TO MAKER. IF AT ANY TIME THIS NOTE PRESCRIBES A RATE OF INTEREST IN EXCESS OF THE MAXIMUM RATE PERMITTED BY LAW, ALL SUMS PAID OR AGREED TO BE PAID TO PAYEE FOR THE USE, FORBEARANCE OR DETENTION OF THE MONEY LOANED PURSUANT TO THIS NOTE SHALL BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD THROUGHOUT THE FULL TERM OF SUCH INDEBTEDNESS UNTIL PAYMENT IN FULL, SO THAT THE ACTUAL RATE OF INTEREST ON ACCOUNT OF SUCH INDEBTEDNESS IS UNIFORM THROUGHOUT THE TERM HEREOF. ANY PREPAYMENT OF THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN MADE PURSUANT TO THE FOREGOING PROVISIONS SHALL BE WITHOUT ANY PREPAYMENT PENALTY OR PREMIUM.

9. MAKER'S REPRESENTATIONS AND WARRANTIES. Maker hereby represents and warrants to Payee as follows:

         a. Maker is duly formed, validly existing and in good standing under the laws of the State of Delaware.

         b. Maker has the power and authority to enter into this Note. Maker's representatives are duly authorized to execute and deliver this Note on behalf of Maker and to generally perform Maker's obligations hereunder.

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                  This Note does not violate any provision of any agreement or judicial order to which Maker is a party or to which maker is subject.

         c. Maker has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Maker's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Maker's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Maker's assets, (v) admitted in writing its inability to pay its debts as they come due, or
                  (vi) made an offer of settlement, extension or composition to its creditors generally.

10. DETERMINATION OF PRINCIPAL AMOUNT. The Principal Amount of this Note shall equal the total Additional Reduction Fee (as defined below). Maker shall pay to Payee, by cashier's or certified check or by wire transfer of immediately available funds to an account designated by Payee an additional reduction fee (the "Additional Reduction Fee) in the amount and on the dates as hereby provided:

         a. Any sums invested from any source whatsoever (either debt or equity) in Maker and/or BackWeb Technologies Ltd., an Israeli corporation ("Guarantor"), in the aggregate (the "Investment Dollars") commencing on October 1, 2002 through and including June 30, 2005 (the "Investment Period") shall be subject to the following payment schedule: Within 3 business days following receipt, Maker shall pay to Payee (i) 5% of any of any Investment Dollars equal to or in excess of $1.00 through and including $2,000,000.00, (ii) 7% of any Investment Dollars in excess of $2,000,000.00 though and including $5,000,000.00, and (iii) 10% of any Investment Dollars in excess of $5,000,000.00. Investment Dollars shall expressly exclude funds received on the exercise of stock options or as part of Tenant's or Guarantor's (as the case may be) Employee Stock Purchase Plan. Further, Investment Dollars shall also exclude funds received in connection with Tenant's or Guarantor's line of credit or factoring activities to the extent Payee reasonably determines that any such amounts constitute debt to Tenant and/or Guarantor, as the case may be.

         b. Additionally, and notwithstanding the foregoing, if at any time prior to the expiration of the Investment Period, Maker's and/or Guarantor's revenues (as determined in accordance with generally accepted accounting principles and in accordance with the terms of this Note) in any calendar year equal or exceed $20,000,000.00 in total, Maker shall, on or before the earlier of (i) February 15th of the following calendar year or
                  (ii) thirty (30) days following the expiration of the calendar quarter in which Maker's and/or Guarantor's revenues (as determined in accordance with generally accepted accounting principles and in accordance with the terms of this Note) equal or exceed $20,000,000.00 in total, deliver to Payee as part of

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                  the Additional Reduction Fee an amount equal to $1,000,000.00 less the amount of any sums paid by Maker to Payee in connection with any Investment Dollars as such payment is described the preceding paragraph (the "Cash Portion of the Additional Reduction Fee"). In no event shall the total Additional Reduction Fee received by Payee exceed $1,000,000.00.

         c. Maker shall, at the same time that it publicly announces its financial results following the end of each quarter (but in no event more than within forty-five (45) days following the end of each calendar quarter), provide to Payee a written statement prepared by either of an executive officer of Maker, Maker's Vice President of Finance or Maker's certified public accounting firm certifying as true, complete and correct in all material aspects: (a)(x) Maker and/or Guarantor has received no Investment Dollars the previous calendar quarter, or (y) the amount of and other material details regarding the total amount of any Investment Dollars received by Maker and/or Guarantor the previous calendar quarter, and (b) the amount of each of Maker's and Guarantor's revenues for the previous calendar quarter determined in accordance with generally accepted accounting principles. Payee shall have the right to transfer and assign, in whole or in part, all of its rights in and to it's portion of the Investment Dollars and/or the Cash Portion of the Additional Reduction Fee by providing notice to Maker of such transfer at any time (subject to compliance with applicable law). Unless otherwise indicated in writing by Payee, payments of the Additional Reduction Fee shall be delivered by Maker to Payee in accordance with the terms and conditions contained herein. Payee may give Maker written notice ("Review Notice") that Payee intends to review Maker's and/or Guarantor's records with respect to the foregoing. Within a reasonable time after receipt of the Review Notice, Maker shall make all pertinent records available for inspection (at the building in which the premises under the Lease is located) that are reasonably necessary for Payee to conduct its review.

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         This Note is entered into by Maker upon the date first written above.

                                       MAKER:

                                       BACKWEB TECHNOLOGIES INC., A
                                       DELAWARE CORPORATION

                                       By: /S/ MICHAEL A. MORGAN
                                           ----------------------

                                       Name: Michael A. Morgan

                                       Title:  CFO